UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2017
CUMULUS MEDIA INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24525	36-4159663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

3280 Peachtree Road, N.W., Suite 2300, Atlanta GA		30305
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (404) 949-0700

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Board Committee Appointment
On November 3, 2017, the board of directors (the “Board”) of Cumulus Media Inc. appointed Jan Baker to the Audit Committee of the Board to take the place of Jill Bright, who was resigning from such committee. Ms. Bright remains a member of the Board. Mr. Baker was appointed to the Board on October 20, 2017.
Incentive Compensation Plans
On November 7, 2017 upon the recommendation of the Compensation Committee of the Board, the Board (i) approved the Company’s annual incentive plan for certain officers of the Company, including the Company’s named executive officers, to operate as a quarterly incentive plan for 2018 (the “2018 QIP”), and (ii) approved applicable performance targets for the 2018 QIP and for the Company’s previously approved supplemental incentive plan (the “2018 SIP”).
Awards to named executive officers under the 2018 QIP and 2018 SIP will be based on the Company achieving budgeted adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) levels at the end of each quarter, beginning with the quarter ending March 31, 2018.
Target award amounts will be paid if performance equals budgeted EBITDA, with threshold and stretch payments being set at 50% and 150% of target amounts, respectively, if Company performance equals 90% and 110% of budget, respectively.
Except as described above, the terms of the 2018 QIP are substantially similar to those of the 2017 QIP as described in the Company’s Current Report on Form 8-K filed with the SEC on May 24, 2017, and the terms of the 2018 SIP are substantially similar to those of the 2017 SIP as described in the Company’s Current Reports on Form 8-K filed with the SEC on May 24, 2017 and October 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

By:	/s/ Richard S. Denning
Name: Richard S. Denning
Title: Senior Vice President, Secretary and General Counsel
Date: November 9, 2017